EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
Bill.Davis@perficient.com

PERFICIENT APPOINTS NEW BOARD MEMBER TO REPLACE RETIRING DIRECTOR

ST. LOUIS (April 11, 2017) – Perficient, Inc. (NASDAQ: PRFT) ("Perficient"), the leading digital transformation consulting firm serving Global 2000® and other large enterprise customers throughout North America, today announced that Brian L. Matthews has been appointed as an independent member of the company's Board of Directors, effective April 7, 2017.

Mr. Matthews has more than 24 years' experience investing in and managing software technology companies. Currently, Mr. Matthews is a co-founder and general partner of Cultivation Capital, a venture capital company. In addition, he is a co-founder and general partner of the SixThirty FinTech Accelerator as well as a co-founder of River City Internet Group, L.L.C. doing business as Hostirian. Hostirian is an internet holding company that focuses on software, internet access, and hosting products.

Prior to starting Cultivation Capital, Mr. Matthews, a serial technology entrepreneur, co-founded and assisted in the sale of the following technology companies:

·	Primary Network to Mpower Communications (MPWR) in 2000
·	Primary Webworks to Perficient in 2001
·	CDM Fantasy Sports to Fun Technologies, a Liberty Media Company (LCAPA) in 2006
·	IntraISP to Clearwire Communications (CLWR) in 2007
Mr. Matthews began his career at McDonnell Douglas, where he worked from 1981 through 1993. Mr. Matthews also has roles as a member of the University of Missouri-St. Louis Chancellors Council, as a board member of Givable.org, and as a board member of T-REX, a technology co-working space. Mr. Matthews holds a Bachelor's degree in mechanical engineering from the Missouri University of Science and Technology.

"We are very excited to have Brian as a new, independent member of our board," said Jeffrey Davis, chairman of the board, president, and chief executive officer. "Brian's significant technology and business management experience will be invaluable in helping us execute on our long-term plans to grow Perficient."

Perficient also announced that John S. Hamlin has decided to retire as a member of the board and will not stand for re-election at the company's 2017 annual meeting of stockholders.

"We thank John for his contributions to our board and wish him success in his future endeavors," Davis said.

About Perficient
Perficient is the leading digital transformation consulting firm serving Global 2000® and enterprise customers throughout North America. With unparalleled information technology, management consulting, and creative capabilities, Perficient and its Perficient Digital agency deliver vision, execution, and value with outstanding digital experience, business optimization, and industry solutions. Our work enables clients to improve productivity and competitiveness; grow and strengthen relationships with customers, suppliers, and partners; and reduce costs. Perficient's professionals serve clients from a network of offices across North America and offshore locations in India and China. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Platinum Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, an Adobe Premier Partner, and a Platinum Salesforce Consulting Partner. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2017. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management's current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2016.